EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No, 333-226832, No. 333-217038 and No. 333-204500), of Oncotelic Therapeutics, Inc. (formerly Mateon Therapeutics, Inc.) of our report dated April 15, 2021, relating to our audit of the consolidated financial statements of Oncotelic Therapeutics, Inc. (formerly Mateon Therapeutics, Inc.), which appears in this Annual Report on Form 10-K for the years ended December 31, 2020 and 2019.

/s/ Baker Tilly US, LLP

Los Angeles, California

April 15, 2021